SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549



                                   ____________



                                     FORM 8-K

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



Date of Report:  March 22, 1995



                             CAPITAL ASSOCIATES, INC.
                (Exact Name of Registrant as Specified in Charter)




      Delaware                                           0-15525
(State of Incorporation)                           (Commission File Number)

                                    84-1055327
                         (IRS Employer Identification No.)



7175 West Jefferson Avenue, Lakewood, Colorado                 80235
  (Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:  (303) 980-1000




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Item 5.      Other Events

             On March 17, 1995, the Registrant issued the press release attached hereto as Exhibit 99, which is incorporated herein by reference. The press release announced that the Federal District Court in Dallas held in the Registrant's favor in the MBank litigation. The press release briefly describes the litigation and the events that gave rise to it. The press release also announced that (1) the Registrant is entitled to recover damages from the cash collateral currently held under the supervision of the court, (2) the court did not fix the amount of the Registrant's damages in its decision, (3) the Registrant is making this calculation, (4) while the final calculation is not yet available, the Registrant estimates that its damages (including interest and attorneys' fees) will exceed $9 million and (5) the Registrant will finalize its damage calculation as quickly as possible and seek payment of such damages immediately thereafter. The press release stated that the Registrant cannot predict when it will receive such payment or whether the FDIC will appeal the court's decision.

Item 7.      Financial Statements and Exhibits

             (c)   Exhibits

                   99    Press release issued March 17, 1995 by the
                         Registrant

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CAPITAL ASSOCIATES, INC.
                                      Registrant



Date:  March 22, 1995                 By:   /s/John E. Christensen
                                            _________________________________
                                            John E. Christensen
                                            Senior Vice President and
                                            Chief Financial Officer

                                   EXHIBIT INDEX



Item

99    Additional Exhibits